UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 11, 2006

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2006, the Board of Directors of the Company revised the compensation of directors effective October 1, 2006.

Each director of the Company who is not a compensated officer or employee of the Company will receive cash compensation as follows:

• Board member annual retainer of $50,000
• Presiding Director – annual retainer of $5,000
• Board meeting fee of $1,500 for each meeting attended
• Audit Committee Chairman – annual retainer of $15,000
• Member of the Audit Committee - $2,000 for each meeting attended
• Human Resources Committee Chairman – annual retainer of $7,500
• Chairman of other Board Committees – annual retainer of $5,000
• Member of other Board Committees - $1,500 for each meeting attended

The Board also established a cash equivalent value for annual equity compensation for directors of $100,000 and will use a twelve month average share price as the basis for the awards.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

September 14, 2006	By:	Michael G. Fortado

Name: Michael G. Fortado
Title: Vice President and Secretary